Exhibit 23

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-225457) and Form S8 (No. 333-219273) of Diversified Restaurant Holdings, Inc. of our report dated April 3, 2019, relating to the consolidated financial statements which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP
Troy, Michigan
April 3, 2019